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EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report for the period ended June 30, 2004 of Marconi Corporation plc (the "Company") on Form 10-Q-K as furnished to the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer's knowledge:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ MICHAEL PARTON	/s/ PAVI BINNING
Name: Michael Parton Title: Chief Executive Officer Date: August 6, 2004	Name: Pavi Binning Title: Chief Financial Officer Date: August 6, 2004

This certification shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to Marconi Corporation plc.

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  EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002